        As filed with the Securities and Exchange Commission on July 2, 1998
                                                        Registration No.


                          SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C. 20549

                                    _____________

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        Under
                              THE SECURITIES ACT OF 1933
                                    _____________

                                  800-JR CIGAR, INC.
                (Exact name of Registrant as specified in its charter)

               Delaware                                  52-2022117
       (State or other jurisdiction of                 (IRS Employer
        incorporation or organization)                Identification No.)

                                    _____________


                                   800-JR CIGAR, Inc.
                                  301 Route 10 East
                              Whippany, New Jersey 07981
                                    (201) 884-9555
                 (Address, including zip code, and telephone number,
          including area code, of Registrant's principal executive offices)
                                    ______________

                            1997 Long-Term Incentive Plan
                               (Full title of the Plan)

                       1997 Non-Employee Directors' Stock Plan
                               (Full title of the Plan)

                   800-JR Cigar, Inc. Employee Stock Purchase Plan
                               (Full title of the Plan)
                                         and

                 800-JR Cigar, Inc. Employee Stock Purchase Plan for
                              Employees of MC Management
                               (Full title of the Plan)
                                    ______________

                                   Lewis I. Rothman
                        President and Chief Executive Officer
                                  800-JR CIGAR, Inc.
                                  301 Route 10 East
                              Whippany, New Jersey 07981
                                    (201) 884-9555
            (Name and address, including zip code, and telephone number, including area code, of agent for service)
                                     ___________

                                       Copy to:
                           Samuel B. Fortenbaugh III, Esq.
                             Morgan, Lewis & Bockius LLP
                                   101 Park Avenue
                              New York, New York  10178
                                    (212) 309-6000
                                    _____________

                           CALCULATION OF REGISTRATION FEE







                                                            Proposed            Proposed
                                                            maximum             maximum
Title of securities to                Amount to be          offering            aggregate offering       Amount of
be registered                         registered (1)        price per share     price                    registration fee

   Common Stock, $.01 par value      470,000 shares           $17.00 (2)          $7,990,000                 $2,357.05
                                      10,000 shares           $25.375(2)            $253,750                    $74.86
                                     300,000 shares           $17.6375(3)         $5,291,250                 $1,560.92
                                     420,000 shares           $20.75 (4)          $8,715,000                 $2,570.93
Total                               1,200,000 shares                                                         $6,563.76




(1) Pursuant to Rule 416(a) of the Securities Act of 1933, the number of shares being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with the provisions of the 1997 Long-Term Incentive Plan, the 1997 Non-Employee Directors' Stock Plan, the 800-JR Cigar, Inc. Employee Stock Purchase Plan, and the 800-JR Cigar, Inc. Employee Stock Purchase Plan for Employees of MC Management.

(2) Calculated pursuant to Rule 457(h) for the purpose of calculating the registration fee, based upon the price at which outstanding options may be exercised.

(3) Calculated pursuant to Rules 457(c) and (h), based upon the average of the reported high and low sales prices for the Common Stock as reported on the Nasdaq National Market for June 26, 1998, discounted 15% to reflect the discount on the purchase price of the Common Stock granted to eligible employees of the Company and MC Management, pursuant to the terms of the 800-JR Cigar, Inc. Employee Stock Purchase Plan and the 800-JR Cigar, Inc. Employee Stock Purchase Plan for Employees of MC Management, respectively.

(4) Calculated pursuant to Rules 457(c) and (h),based on the average of the reported high and low sales prices for the Common Stock as reported on the Nasdaq National Market for June 26, 1998.

                                   EXPLANATORY NOTE

This Registration Statement registers the offer and sale of an aggregate of 1,200,000 shares, of which 800,000 shares are registered for offer and sale under the 1997 Long-Term Incentive Plan, 300,000 shares are registered for offer and sale under the 800-JR Cigar, Inc. Employee Stock Purchase Plan and the 800-JR Cigar, Inc. Employee Stock Purchase Plan for Employees of MC Management (i.e., a combined total of 300,000 shares for both plans together), and 100,000 shares are registered for offer and sale under the 1997 Non-Employee Directors' Stock Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.    Plan Information.

           Omitted as permitted.


Item 2.    Registrant Information and Employee Plan Annual Information.

           Omitted as permitted.

                                       PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

           The following documents previously filed by 800-JR CIGAR, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:


           (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed with the Commission on April 1, 1998.

           (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, filed with the Commission on May 14, 1998.

           (c) The description of the Company's Common Stock, registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), contained in its Registration Statement on Form 8-A, filed with the Commission on June 10, 1997, including any amendments or reports filed for the purpose of updating such description.

           In addition, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

           Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.    Description of Securities.

           Not applicable.


Item 5.    Interests of Named Experts and Counsel.

           Not applicable.

Item 6.    Indemnification of Directors and Officers.

           Pursuant to the Company's Certificate of Incorporation and under Delaware law, directors of the Company are not liable to the Company or its stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases illegal under Delaware law or any transaction in which a director has derived an improper personal benefit.

           The Company's Certificate of Incorporation provides for mandatory indemnification of directors and officers of the Company against any expense, liability and loss to which they become subject, or which they may incur as a result of having been a director or officer of the Company. In addition, the Company must advance or reimburse directors and officers for expenses incurred by them in connection with certain claims.

           In addition to the indemnification provision in the Certificate of Incorporation, the Company has entered into an Indemnification Agreement with each of its directors and executive officers in the belief that such individuals may become unwilling to serve the Company without assurances that adequate liability insurance, indemnification or a combination thereof is, and will continue to be, provided to them.

           The Company's By-Laws provide that the Company shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify its officers and directors as permitted pursuant thereto.

           Section 145 of the General Corporation Law of the State of Delaware, as amended, permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In an action by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnify for such expenses despite such adjudication of liability.


Item 7.    Exemption from Registration Claimed.

           Not applicable.

Item 8.    Exhibits.


           4.1 Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-23401).

           4.2       By-Laws of the Company, incorporated by reference to
                     Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-23401).

           4.3 Specimen Common Stock Certificate, incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-23401).

           4.4 The Company's 1997 Long-Term Incentive Plan, incorporated by reference to Exhibit 10.1 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-23401).

           4.5 The Company's 1997 Non-Employee Directors' Stock Plan, incorporated by reference to Exhibit 10.2 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-23401).

           4.6 The Company's 1997 Employee Stock Purchase Plan, incorporated by reference to Exhibit 10.3 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-23401).

           5 Opinion of Morgan, Lewis & Bockius LLP regarding legality of the shares of Common Stock.

           23.1      Consent of Ernst & Young LLP.

           23.2      Consent of  J.H. Cohn LLP.

           23.3      Consent of Morgan, Lewis & Bockius LLP (included in
                     Exhibit 5).

           24 Power of Attorney (included on page II-5 of this Registration Statement).

           99 800-JR CIGAR, Inc. Employee Stock Purchase Plan for Employees of MC Management.


Item 9.    Undertakings

           (a)  The undersigned registrant hereby undertakes:

                     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                          (i)  To include any Prospectus required by
                          Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                          (ii) To reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this

                          Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES


Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on June 30, 1998.

                                              800-JR CIGAR, Inc.


                                              By /s/ Lewis I. Rothman
                                                ------------------------------
                                                Lewis I. Rothman
                                                President and Chief Executive
                                                Officer


Each person whose signature to this Registration Statement appears below hereby appoints each of Lewis I. Rothman and Michael Colleton as his or her attorney-in-fact to sign on his or her behalf individually and in the capacity stated below and to file all supplements, amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as a part of or in connection with this Registration Statement or any amendment or supplement thereto, and any such attorney-in-fact may make such changes and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                      Title                               Date

/s/ Lewis I. Rothman
-----------------------   Chairman of the Board, President     June 30, 1998
Lewis I. Rothman          and Chief Executive Officer
                          (Principal Executive Officer)


/s/ Michael E. Colleton
-----------------------   Chief Financial Officer,             June 30, 1998
Michael E. Colleton       (Principal Financial Officer)


/s/ LaVonda M. Rothman
-----------------------   Executive Vice President             June 30, 1998
LaVonda M. Rothman        and Director


/s/ Maureen A. Colleton
-----------------------   Director                             June 30, 1998
Maureen A. Colleton


/s/ Jane Vargas
-----------------------   Director                             June 30, 1998
Jane Vargas

                                    EXHIBIT  INDEX

           Exhibit        Description

           4.1 Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-23401).

           4.2       By-Laws of the Company, incorporated by reference to
                     Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-23401).

           4.3 Specimen Common Stock Certificate, incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-23401).

           4.4 The Company's 1997 Long-Term Incentive Plan, incorporated by reference to Exhibit 10.1 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-23401).

           4.5 The Company's 1997 Non-Employee Directors' Stock Plan, incorporated by reference to Exhibit 10.2 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-23401).

           4.6 The Company's 1997 Employee Stock Purchase Plan, incorporated by reference to Exhibit 10.3 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-23401).

           5 Opinion of Morgan, Lewis & Bockius LLP regarding legality of the shares of Common Stock.

           23.1      Consent of Ernst & Young LLP.

           23.2      Consent of  J.H. Cohn LLP.

           23.3      Consent of Morgan, Lewis & Bockius LLP (included in
                     Exhibit 5).

           24 Power of Attorney (included on page II-5 of this Registration Statement).

           99 800-JR Cigar, Inc. Employee Stock Purchase Plan for Employees of MC Management.